Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Hua Meng, Chief Financial Officer, and Principal Accounting Officer, of Dahua, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period September 30, 2010 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hua Meng
Hua Meng, Chief Financial Officer
(principal financial officer and
principal accounting officer)

Date: November 15, 2010